                                                                  Exhibit 3.35.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SERVICO GRAND ISLAND, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

            1. The name of the corporation is SERVICO GRAND ISLAND, INC.

            2. The certificate of incorporation was filed by the department of state on the 4th day of December, 1997.

            3. The text of the certificate of incorporation is hereby restated as amended to effect one of the amendments authorized by the Business Corporation Law, to wit:

            The amendment replaces the Purpose clause of the certificate of incorporation, which formerly stated as follows:

            (a) The purpose for which the Corporation is organized is limited to: (i) acquiring, owning, leasing, operating, using and managing that certain real property commonly known as the Holiday Inn Grand Island, located at 100 Whitehaven Road, Grand Island, New York 14072 (the "Property"); (ii) entering into and performing its obligations under any loan agreement relating to the financing or refinancing of the Property (the "Loan Agreement") which provides the lender thereunder with a first priority lien on the Property, any promissory note evidencing indebtedness incurred pursuant to the Loan Agreement, any mortgage securing such indebtedness and encumbering the Property (the "Mortgage") and any other documents securing such indebtedness and any related collateral documents (collectively, the "Loan Documents"); and (iii) transacting any and all lawful business that is incident and necessary or appropriate to the ownership and to the management of the Property for which a corporation may be incorporated under the laws of the State of Alabama.

            (b) Notwithstanding any other provision of this Amended Certificate and any provision of law that otherwise so empowers the Corporation, until such time as the Property is released from the lien of the Mortgage, the Corporation shall not, without the unanimous affirmative vote of the members of its Board of Directors, file a voluntary petition or otherwise initiate, or consent to, proceedings for the Corporation to be adjudicated insolvent or seeking an order for relief as a debtor under the United States Bankruptcy Code, as amended (11 U.S.C. ss.ss. 101 et seq.), or file any petition, or consent to any petition, seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, or liquidator (or other similar official) of the Corporation or of all or any substantial part of the properties and assets of the Corporation, or make any general assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any corporate action in furtherance of any such action.

            (c) The Board of Directors of the Corporation shall, at all times until the Property is released from the lien of the Mortgage, include an independent director (the "Independent Director"). The Independent Director shall be a person who is not at the time of appointment and who has not at any time during the prior five years been and who is not while serving as the Independent Director (i) a director, stockholder, officer or employee of the Corporation or any affiliates thereof, other than with respect to such person's service as an Independent Director of the Corporation and such person's service in similar "Independent Director" positions for affiliates of the Corporation;
(ii) a creditor, customer, supplier, independent contractor, manager or any other person who derives more than 10% of its gross revenues from its activities wit the Corporation or any affiliates thereof; (iii) a person controlling any such stockholder, creditor, customer, supplier, independent contractor, manager or other person; (iv) the legal or beneficial owner, at any time while serving as director of the Corporation, of any beneficial interest in the Corporation; or (v) a member of the immediate family of any such stockholder, officer, employee, creditor, customer, supplier, director, independent contractor, manager or any other person of the Corporation. As used herein, the term "affiliate" means any person controlling, under common control wit, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or otherwise. In the event of the death, incapacity, or resignation of an Independent Director, or the vacancy of the Independent Director's seat on the Corporation's Board of Directors for any reason, a successor Independent Director shall be appointed by the remaining directors.

            (d) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall (i) observe all corporate formalities, including the maintenance of current minute books; (ii) maintain its own separate and distinct books of account and corporate records from any other person or entity; (iii) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities from any other person or entity; (iv) pay all its liabilities out of its own funds; (v) in all dealings, identify itself, and conduct its own business and hold itself out under its own name and as a separate and distinct entity and correct any misunderstandings regarding its status as a separate entity; (vi) independently make decisions with respect to its business and daily operations; (vii) maintain an arm's length relationship with its affiliates; (viii) pay the salaries of its employees and maintain a sufficient number of employees in light of its contemplated business operations;
(Lx) allocate fairly and reasonably any overhead for shared office space; and
(x) use separate stationery, invoices and checks.

            (e) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall not
(i) commingle its assets with those
of, or pledge its assets for the benefit of, any other person or entity; (ii) assume, guarantee or become obligated, or hold out its credit as being available to satisfy, the liabilities or obligations of any other person or entity; (iii) reduce its capital below an amount which is adequate in light of its contemplated business operations; (iv) acquire obligations or securities of, or make loans or advances to, any affiliate; (v) incur or assume any indebtedness other than (A) the indebtedness underlying the Loan Agreement, and (B) liabilities (including, but not limited to, trade payables) arising in the ordinary course of the Corporation's business relating to the acquisition, ownership, operation, lease, use or management of the Property; (vi) amend, alter, change or repeal any provision of Article Second and the last sentence of Article Eighth of this Amended Certificate; (vii) engage in any dissolution or liquidation, in whole or in part, consolidation or merger with or into any other entity or conveyance, sale or transfer of its properties and assets substantially as an entirety to any entity; or (viii) engage in any business or activity other than as set forth in this Amended Certificate. Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to prohibit or otherwise limit any dividends or other distributions from the Corporation to its shareholders.


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

            and to substitute the following provision:

                                   ARTICLE II

            (a) The purpose for which the Corporation is organized is limited to: (i) acquiring, owning, leasing, operating, using and managing that certain real property commonly known as the Holiday Inn Grand Island, located at 100 Whitehaven Road, Grand Island, New York 14072 (the "Property"); (ii) entering into and performing its obligations under the credit agreement, among Lodgian Financing Corp., as borrower, Lodgian, Inc., its parent, Impac Hotel Group, LLC, Servico, Inc. and other affiliated entities, as affiliate guarantors, the initial lenders and initial issuing bank named therein, the collateral agent, the administrative agent, Morgan Stanley Senior Funding, Inc., as co-lead arranger, joint-book manager and syndication agent and Lehman Brothers, as co-lead arranger, joint-book manager and documentation agent relating to the financing or refinancing of the Property (the "Loan Agreement") which provides the lender thereunder with a first priority lien on the Property, any promissory-note evidencing indebtedness incurred pursuant to the Loan Agreement, any mortgage securing such indebtedness and encumbering the Property (the "Mortgage") and any other documents securing such indebtedness and any related collateral documents, each as amended (or pursuant to a consent obtained in accordance with the terms thereof) (collectively, the "Loan Documents"); (iii) entering into and performing its obligations under the Indenture (the "Indenture"), among Lodgian Financing Corp, as issuer, Lodgian, Inc., the Subsidiary Guarantors defined therein and Bankers Trust Company, as trustee, relating to the issuance of the 12 1/4% Senior Subordinated Notes due 2009 and the Guarantee in favor of the holders of the Notes and (iv) transacting any and all lawful business that is incident and necessary or appropriate to the ownership and to the management of the Property for which a corporation may be incorporated under the laws of the State of New York.

            (b) Notwithstanding any other provision of this Amended Certificate and any provision of law that otherwise so empowers the Corporation, until such time as the Property is released from the lien of the Mortgage, the Corporation shall not, without the unanimous affirmative vote of the members of its Board of Directors, (i) amend, alter, change, repeal or adopt any resolution setting forth a proposed amendment to, any provision of these Articles of Incorporation,
(ii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey, sell or transfer its properties and assets substantially as an entirety to any entity, (iii) file a voluntary petition or otherwise initiate, or consent to, proceedings for the Corporation to be adjudicated insolvent or seeking an order for relief as a debtor under the United States Bankruptcy Code, as amended (11 U.S.C. ss.ss. 101 et seq.), or
(iv) file any petition, or consent to any petition, seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or (v) seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, or liquidator (or other similar official) of the Corporation or of all or any substantial part of the properties and assets of the Corporation, or
(vi) make any general assignment for the benefit of creditors, or (vii) admit in writing its inability to pay its debts generally as they become due, or (viii) declare or effect a moratorium on its debt or take any corporate action in furtherance of any such action.

            (c) The Board of Directors of the Corporation shall, at all times until the Property is released from the lien of the Mortgage, include an independent director (the "Independent Director"). The Independent Director shall be a person who is not at the time of appointment and who has not at any time during the prior five years been and who is not while serving as the Independent Director (i) a director, stockholder, officer or employee of the Corporation or any affiliates thereof, other than with respect to such person's service as an Independent Director of the Corporation and such person's service in similar "Independent Director" positions for affiliates of the Corporation;
(ii) a creditor, customer, supplier, independent contractor, manager or any other person who derives more than 10% of its gross revenues from its activities with the Corporation or any affiliates thereof; (iii) a person controlling any such stockholder, creditor, customer, supplier, independent contractor, manager or other person; (iv) the legal or beneficial owner, at any time while serving as director of the Corporation, of any beneficial interest in the Corporation; or (v) a member of the immediate family of any such stockholder, officer, employee, creditor, customer, supplier, director, independent contractor, manager or any other person of the Corporation. As used herein, the term "affiliate" means any person controlling, under common control wit, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or otherwise. In the event of the death, incapacity, or resignation of an Independent Director, or the vacancy of the Independent Director's seat on the Corporation's Board of Directors for any reason, a successor Independent Director shall be appointed by the remaining directors.

            (d) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall (i) observe all corporate formalities, including the maintenance of current minute books; (ii) maintain its own separate and distinct books of account and corporate records from any other person or entity; (iii) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities from any other person or entity; (iv) pay all its liabilities out of its own funds; (v) in all dealings, identify itself, and conduct its own business and hold itself out under its own name and as a separate and distinct entity and correct any misunderstandings regarding its status as a separate entity; (vi) independently make decisions with respect to its business and daily operations; (vii) maintain an arm's length relationship with its affiliates; (viii) pay the salaries of its employees and maintain a sufficient number of employees in light of its contemplated business operations;
(ix) allocate fairly and reasonably any overhead for shared office space; and
(x) use separate stationery, invoices and checks.

            (e) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall not
(i) commingle its assets with those of, or pledge its assets for the benefit of, any other person or entity; (ii) assume, guarantee or become obligated, or hold out its credit as being available to satisfy, the liabilities or obligations of any other person or entity; (iii) reduce its capital below an amount which is adequate in light of its contemplated business operations; (iv) acquire obligations or securities of, or make loans or advances to, any affiliate; (v) incur or assume any indebtedness other than (A) the indebtedness underlying the Loan Agreement, (B) the indebtedness underlying the Indenture, and (C) liabilities (including, but not limited to, trade payables) arising in the ordinary course of the Corporation's business relating to the acquisition, ownership, operation, lease, use or management of the Property; (vi) amend, alter, change or repeal any provision of Article II and the last sentence of Article VIII of these Amended Articles; (vii) engage in any dissolution or liquidation, in whole or in part, consolidation or merger with or into any other entity or conveyance, sale or transfer of its properties and assets substantially as an entirety to any entity; or (viii) engage in any business or activity other than as set forth in these Amended Articles. Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to prohibit or otherwise limit any dividends or other distributions from the Corporation to its shareholders.

            The text of the Certificate of Incorporation is therefore restated as amended to read as herein set forth in full:

                                   ARTICLE I

            The name of the Corporation is SERVICO GRAND ISLAND, INC.

                                   ARTICLE II

            (a) The purpose for which the Corporation is organized is limited to: (i) acquiring, owning, leasing, operating, using and managing that certain real property commonly known as the Holiday Inn Grand Island, located at 100 Whitehaven Road, Grand Island, New York 14072 (the "Property"); (ii) entering into and performing its obligations under the credit agreement, among Lodgian Financing Corp., as borrower, Lodgian, Inc., its parent, Impac Hotel Group, LLC, Servico, Inc. and other affiliated entities, as affiliate guarantors, the initial lenders and initial issuing bank named therein, the collateral agent, the administrative agent, Morgan Stanley Senior Funding, Inc., as co-lead arranger, joint-book manager and syndication agent and Lehman Brothers, as co-lead arranger, joint-book manager and documentation agent relating to the financing or refinancing of the Property (the "Loan Agreement") which provides the lender thereunder with a first priority lien on the Property, any promissory-note evidencing indebtedness incurred pursuant to the Loan Agreement, any mortgage securing such indebtedness and encumbering the Property (the "Mortgage") and any other documents securing such indebtedness and any related collateral documents, each as amended (or pursuant to a consent obtained in accordance with the terms thereof) (collectively, the "Loan Documents"); (iii) entering into and performing its obligations under the Indenture (the "Indenture"), among Lodgian Financing Corp, as issuer, Lodgian, Inc., the Subsidiary Guarantors defined therein and Bankers Trust Company, as trustee, relating to the issuance of the 12 1/4% Senior Subordinated Notes due 2009 and the Guarantee in favor of the holders of the Notes and (iv) transacting any and all lawful business that is incident and necessary or appropriate to the ownership and to the management of the Property for which a corporation may be incorporated under the laws of the State of New York.

            (b) Notwithstanding any other provision of this Amended Certificate and any provision of law that otherwise so empowers the Corporation, until such time as the Property is released from the lien of the Mortgage, the Corporation shall not, without the unanimous affirmative vote of the members of its Board of Directors, (i) amend, alter, change, repeal or adopt any resolution setting forth a proposed amendment to, any provision of these Articles of Incorporation,
(ii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey, sell or transfer its properties and assets substantially as an entirety to any entity, (iii) file a voluntary petition or otherwise initiate, or consent to, proceedings for the Corporation to be adjudicated insolvent or seeking an order for relief as a debtor under the United States Bankruptcy Code, as amended (11 U.S.C. ss.ss. 101 et seq.), or
(iv) file any petition, or consent to any petition, seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or (v) seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, or liquidator (or other similar official) of the Corporation or of all or any substantial part of the properties and assets of the Corporation, or
(vi) make any general assignment for the benefit of creditors, or (vii) admit in writing its inability to pay its debts generally as they become due, or (viii) declare or effect a moratorium on its debt or take any corporate action in furtherance of any such action.

            (c) The Board of Directors of the Corporation shall, at all times until the Property is released from the lien of the Mortgage, include an independent director (the "Independent Director"). The Independent Director shall be a person who is not at the time of appointment and who has not at any time during the prior five years been and who is not while serving as the Independent Director (i) a director, stockholder, officer or employee of the Corporation or any affiliates thereof, other than with respect to such person's service as an Independent Director of the Corporation and such person's service in similar "Independent Director" positions for affiliates of the Corporation;
(ii) a creditor, customer, supplier, independent contractor, manager or any other person who derives more than 10% of its gross revenues from its activities with the Corporation or any affiliates thereof; (iii) a person controlling any such stockholder, creditor, customer, supplier, independent contractor, manager or other person; (iv) the legal or beneficial owner, at any time while serving as director of the Corporation, of any beneficial interest in the Corporation; or (v) a member of the immediate family of any such stockholder, officer, employee, creditor, customer, supplier, director, independent contractor, manager or any other person of the Corporation. As used herein, the term "affiliate" means any person controlling, under common control wit, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or otherwise. In the event of the death, incapacity, or resignation of an Independent Director, or the vacancy of the Independent Director's seat on the Corporation's Board of Directors for any reason, a successor Independent Director shall be appointed by the remaining directors.

            (d) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall (i) observe all corporate formalities, including the maintenance of current minute books; (ii) maintain its own separate and distinct books of account and corporate records from any other person or entity; (iii) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities from any other person or entity; (iv) pay all its liabilities out of its own funds; (v) in all dealings, identify itself, and conduct its own business and hold itself out under its own name and as a separate and distinct entity and correct any misunderstandings regarding its status as a separate entity; (vi) independently make decisions with respect to its business and daily operations; (vii) maintain an arm's length relationship with its affiliates; (viii) pay the salaries of its employees and maintain a sufficient number of employees in light of its contemplated business operations;
(ix) allocate fairly and reasonably any overhead for shared office space; and
(x) use separate stationery, invoices and checks.

            (e) Except as otherwise permitted by the Loan Documents, so long as the Property is subject to the lien of the Mortgage, the Corporation shall not
(i) commingle its assets with those of, or pledge its assets for the benefit of, any other person or entity; (ii) assume, guarantee or become obligated, or hold out its credit as being available to satisfy, the liabilities or obligations of any other person or entity; (iii) reduce its capital below an amount which is adequate in light of its contemplated business operations; (iv) acquire obligations or securities of, or make loans or advances to, any affiliate; (v) incur or assume any indebtedness other than (A) the indebtedness underlying the Loan Agreement, (B) the indebtedness underlying the Indenture, and (C) liabilities (including, but not limited to, trade payables) arising in the ordinary course of the Corporation's business relating to the acquisition, ownership, operation, lease, use or management of the Property; (vi) amend, alter, change or repeal any provision of Article II and the last sentence of
Article VIII of these Amended Articles; (vii) engage in any dissolution or liquidation, in whole or in part, consolidation or merger with or into any other entity or conveyance, sale or transfer of its properties and assets substantially as an entirety to any entity; or (viii) engage in any business or activity other than as set forth in these Amended Articles. Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to prohibit or otherwise limit any dividends or other distributions from the Corporation to its shareholders.

                                  ARTICLE III

            The office of the Corporation is to be located in the County of Niagara, State of New York.

                                   ARTICLE IV

            The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) of the par value of Zero Dollars and One Cent ($0.01) each.

                                   ARTICLE V

            The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

                                   ARTICLE VI

            The name and address of the registered agent which is to be the agent of the Corporation upon which process against it may be served, are CT Corporation System, 1633 Broadway, new York, New York 10019.

                                  ARTICLE VII

            No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the New York Business Corporation Law, nor shall this provision eliminate or limit the liability of any director for any act or omission prior to the adoption of this provision.

                                  ARTICLE VIII

            The Corporation shall indemnify any officer or director, or any former officer or director of the Corporation, to the fullest extent permitted by law. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted. The Corporation's obligation to indemnify its officers and directors pursuant to this Article shall be subordinate in all respects to the obligations of the Corporation arising out of the Loan Documents and shall not constitute a claim against the Corporation to the extent that the Corporation is unable to pay any amounts it is obligated to pay under the Loan Documents.

            4. This restatement of the certificate of incorporation was authorized by the Board of Directors of the Corporation and by the sole shareholder of the Corporation by written consent without a meeting, pursuant to Sections 615 and 708(b) of the New York Business Corporation Law, as of July 23, 1999. The number of outstanding shares of common stock of the Corporation (and the number of shares entitled to vote thereon) is 1,000. The number of votes cast were sufficient for approval.

            IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this 23rd day of July, 1999.

                                        SERVICO GRAND ISLAND, INC.


                                        By: /s/ Thomas S. Gryboski
                                            --------------------------
                                            Name: Tom Gryboski
                                            Title: Assistant Secretary